UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2021

ALTA EQUIPMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38864	83-2583782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13211 Merriman Road

Livonia, Michigan 48150

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (248) 449-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ALTG	The New York Stock Exchange
Warrants, each exercisable for one share of common stock	ALTG WS	The New York Stock Exchange
Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share	ALTG PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On March 3, 2021, Alta Equipment Group Inc. (the “Company”) (f/k/a B. Riley Principal Merger Corp. (“BRPM”)) and Continental Stock Transfer & Trust Company (the “Warrant Agent”), entered into Amendment No. 1 (the “Warrant Amendment”) to the warrant agreement, dated as of April 8, 2019 (the “Warrant Agreement”), by and between BRPM and the Warrant Agent.

The Warrant Amendment amends the Warrant Agreement to provide for the mandatory exchange (the “Exchange”) of the Company’s outstanding warrants (the “Warrants”) for shares of the Company’s common stock (the “Warrant Shares”) at an exchange ratio of 0.263 shares of common stock per Warrant. Pursuant to Section 9.8 of the Warrant Agreement, the Warrant Agreement may be amended with the written consent of the registered holders of 50% of the number of the then outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants, 50% of the number of the then outstanding Private Placement Warrants. On March 2, 2021, the Company received written consents from the holders of the requisite amounts of the outstanding Warrants to approve the Warrant Amendment. The Exchange will not become effective until the twentieth calendar day following the mailing of the Information Statement (as defined below) to the holders of the Warrants.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 4.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 3.02.     Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. As of February 26, 2021, there were 8,668,746 Warrants outstanding, which will be converted into approximately 2,279,880 Warrant Shares on the twentieth calendar day following the mailing of the Information Statement to the holders of the Warrants in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in accordance with the Amendment.  The Exchange will be made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) of the Securities Act.

Item 3.03.     Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On March 2, 2021, the Company received executed written consents approving the Warrant Amendment from holders of the requisite amounts of the outstanding Warrants. Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”) under the Exchange Act, a Schedule 14C Information Statement will be filed with the SEC as soon as practicable and mailed to the holders of the Warrants (the “Information Statement”).

Forward-Looking Statements

This current report on 8-K contains “forward-looking statements” within the meaning of the federal securities laws. These statements can be identified by the Company’s use of the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements are based on information available as of the date of this report and management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. For a further description of such factors, you should read the Company’s filings with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Amendment No. 1 to Warrant Agreement, dated as of March 3, 2021, between Alta Equipment Group Inc. and Continental Stock Transfer & Trust Company.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA EQUIPMENT GROUP INC.

Dated: March 3, 2021	By:	/s/ Ryan Greenawalt
Ryan Greenawalt
Chief Executive Officer

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